UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2008
Date of Report (Date of earliest event reported)

CE CASECNAN WATER AND ENERGY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Philippines	001-12995	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24th Floor, 6750 Building, Ayala Avenue Makati, Metro Manila, Philippines		N/A
(Address of principal executive offices)		(Zip code)

011 63 2 892-0276
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant.

On September 12, 2008, Isla Lipana & Co. resigned as the independent registered public accounting firm of CE Casecnan Water and Energy Company, Inc. (the "Company").

The reports of Isla Lipana & Co. on the Company's financial statements for the two most recent fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the two most recent fiscal years ended December 31, 2007 and 2006 and through September 12, 2008, there were no disagreements with Isla Lipana & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Isla Lipana & Co., would have caused it to make reference thereto in its reports on the financial statements for such years, nor have there been any "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Isla Lipana & Co. with a copy of the above disclosures and requested Isla Lipana & Co. to furnish a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the disclosures made above. A copy of Isla Lipana & Co.'s letter dated September 12, 2008, is attached as Exhibit 16.1 to this report.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Isla Lipana & Co. to the United States Securities and Exchange Commission dated September 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CE CASECNAN WATER AND ENERGY COMPANY, INC.
(Registrant)
Date: September 15, 2008
/s/ Patrick J. Goodman
Patrick J. Goodman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
16.1	Letter from Isla Lipana & Co. to the United States Securities and Exchange Commission dated September 12, 2008.